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                                                                    EXHIBIT 23.1

February 6, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

                               Bayhawk Ales, Inc.

We have read Item 5 of Bayhawk Ales, Inc.'s Form 8-K dated February 6, 1998 and are in agreement with the statements contained in the first paragraph therein.


Yours very truly,



Price Waterhouse LLP


                                  Exhibit `A'